Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

between

China Automotive Systems, Inc.

and

CHINA AUTOMOTIVE SYSTEMS HOLDINGS, INC.

Dated as of June 26, 2025

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 26, 2025, is entered into by and between China Automotive Systems, Inc., a Delaware corporation (“CAAS”), and China Automotive Systems Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of CAAS (“CAAS Cayman” and together with CAAS, each a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, the board of directors of CAAS (the “CAAS Board”) and the sole director of CAAS Cayman (the “CAAS Cayman Director”) have each determined that it is advisable and in the best interests of their respective stockholders or shareholders for CAAS to merge with and into CAAS Cayman (the “Merger”), with CAAS Cayman surviving and changing its name to China Automotive Systems, Inc., an exempted company incorporated under the laws of the Cayman Islands;

WHEREAS, the CAAS Board and the CAAS Cayman Director have each approved the Merger, this Agreement, the Plan of Merger (as defined below) and, to the extent applicable, the other transactions contemplated herein, pursuant to which CAAS Cayman will be the surviving company of the Merger, all upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger, and whereby each issued and outstanding share of common stock, par value US$0.0001 per share, of CAAS (“CAAS Common Stock”) shall be converted into the right to receive one ordinary share, par value US$0.001 per share, of CAAS Cayman (a “CAAS Cayman Ordinary Share”);

WHEREAS, the consummation of the Merger is subject to, among other things, the approval of this Agreement and the Plan of Merger by the affirmative vote of the holders of a majority of the issued and outstanding shares of CAAS Common Stock; and

WHEREAS, the Parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

Article I

THE MERGER

Section 1.01         The Merger.

Subject to the terms and on the conditions of this Agreement, and in accordance with Section 252 of the Delaware General Corporate Law (the “DGCL”) and the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”), at the Effective Time (as defined below), CAAS shall be merged with and into CAAS Cayman in accordance with this Agreement and the Plan of Merger, and the separate corporate existence of CAAS shall thereupon cease. Pursuant to and simultaneously upon the consummation of the Merger at the Effective Time, in accordance with the applicable provisions of the DGCL and the Cayman Companies Act, (i) CAAS Cayman shall continue as the surviving company in the Merger (the “Surviving Company”), (ii) the corporate identity, existence, powers, rights and immunities of CAAS Cayman as the Surviving Company shall continue unimpaired by the Merger, and (iii) CAAS Cayman shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of CAAS, all without further act or deed.

Section 1.02         Closing; Effective Time.

As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article IV, if this Agreement shall not have been terminated prior thereto as provided in Section 5.01, CAAS Cayman and CAAS shall (i) cause a plan of merger (the “Plan of Merger”) in the form set out in Annex A to be properly executed and filed with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”) in accordance with the Cayman Companies Act, (ii) cause a certificate of merger (the “Certificate of Merger”) to be filed with the Delaware Secretary of State in accordance with Section 252 of the DGCL, and (iii) otherwise make all other filings or recordings as required by the applicable provisions of the DGCL and the Cayman Companies Act. The Merger shall become effective upon the later of (i) the effectiveness of the Certificate of Merger filed with the Secretary of State of the State of Delaware and (ii) the date on which the Plan of Merger is registered by the Cayman Registrar (or on such later date as may be specified in the Plan of Merger) in accordance with the Cayman Companies Act (the “Effective Time”).

Section 1.03         Effects of the Merger.

(a)         The name of the Surviving Company shall be “China Automotive Systems, Inc.”

(b)         At the Effective Time, in accordance with the terms of the Plan of Merger, the Surviving Company will adopt the amended and restated memorandum and articles of association in the form set out in the Plan of Merger as the amended and restated memorandum and articles of association of the Surviving Company until thereafter amended as provided by law and such amended and restated memorandum and articles of association.

(c)         From and after the Effective Time, the directors set forth in the Plan of Merger shall be the directors of the Surviving Company, each such director to serve in such capacity until his earlier death, resignation or removal or until his successor is duly elected or appointed.

(d)         From and after the Effective Time, the officers set forth in the Plan of Merger shall be the officers of the Surviving Company, each such officer to serve in such capacity until his earlier death, resignation or removal or until his successor is duly elected or appointed.

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Section 1.04         CAAS Cayman Shares.

CAAS hereby represents and warrants that, as of the date of this Agreement and immediately prior to the Effective Time, it is the registered holder of all of the issued and outstanding shares of CAAS Cayman, free and clear of any adverse claims.

Article II

TREATMENT OF SECURITIES

Section 2.01         Effect on Capital Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock or shares (as applicable) of either CAAS or CAAS Cayman:

(a)         each issued and outstanding share of CAAS Common Stock shall be automatically converted into the right to receive one validly issued, fully paid and non-assessable CAAS Cayman Ordinary Share in accordance with Section 2.02, and CAAS Cayman shall issue to each holder of such right that number of CAAS Cayman Ordinary Shares, credited as fully paid, to which each such holder is entitled. Each treasury share of CAAS Common Stock shall be automatically converted into a treasury share of CAAS Cayman Ordinary Share;

(b)         the certificates representing CAAS Common Stock converted into the right to receive CAAS Cayman Ordinary Shares will be exchanged for share certificates representing CAAS Cayman Ordinary Shares and cancelled;

(c)          immediately after the issuance of the CAAS Cayman Ordinary Shares pursuant to Section 2.01(a) above, the one CAAS Cayman Ordinary Share that was held by CAAS immediately prior to the Merger shall be cancelled, and no consideration shall be paid or payable to the holder of such CAAS Cayman Ordinary Share;

(d)         CAAS Cayman shall assume all of CAAS’ rights and obligations under the stock-based benefit and compensation plan and agreements relating thereto providing for the grant or award of restricted stock, stock units, stock options, stock appreciation rights, performance shares, performance units, dividend equivalent rights and share awards to the directors, officers, employees and consultants of CAAS and its affiliates (the “Stock Plan”) in accordance with Article III. To the extent the Stock Plan provides for awards of incentive stock options pursuant to Section 422 of the Code, approval of such plan by CAAS, as the sole shareholder of CAAS Cayman, shall be deemed, as of the Effective Time, to constitute approval of the members of CAAS Cayman for purposes of Section 422(b) of the Code; and

(e)         all outstanding securities of CAAS, including but not limited to convertible bonds, debentures, warrants and options, that may be convertible into or exercisable into CAAS Common Stock shall remain outstanding; provided, that all references therein to CAAS Common Stock shall be deemed to refer to CAAS Cayman Ordinary Shares, and CAAS Cayman shall assume all of CAAS’ rights and obligations under such securities.

Section 2.02         Exchange of CAAS Cayman Shares.

(a)          At the Effective Time, each issued and outstanding share of CAAS Common Stock held in uncertificated, book entry form will be exchanged for one CAAS Cayman Ordinary Share in accordance with Section 2.01(a) without further act or deed by the holder thereof, and record of such ownership shall be kept in uncertificated, book entry form in CAAS Cayman’s register of members by CAAS Cayman’s transfer agent.

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(b)         At the Effective Time, each issued and outstanding share of CAAS Common Stock held in certificated form will be converted into the right to receive one CAAS Cayman Ordinary Share in accordance with Sections 2.01(a) and (b) without further act or deed by the holder thereof, and the holder thereof will cease to be, and will have no rights as, a stockholder of CAAS. Following the consummation of the Merger, CAAS’ exchange agent will send a letter of transmittal to each such holder, explaining the procedure for surrendering such holder’s CAAS Common Stock certificates in exchange for share certificates representing CAAS Cayman Ordinary Shares.

(c)         At the Effective Time, holders of CAAS Common Stock will cease to be, and will have no rights as, stockholders of CAAS, other than the right to receive any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by CAAS on such shares of CAAS Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the shares of CAAS Common Stock that were outstanding immediately prior to the Effective Time. Upon and after the Effective Time, registered shareholders in CAAS Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon CAAS Cayman Ordinary Shares registered in their respective names in the register of members.

Section 2.03         Dissenting Shares.

There are no dissenters’ rights or appraisal rights available to holders of CAAS Common Stock under the DGCL, pursuant to Section 262(b)(1) thereof, or under the Cayman Companies Act in connection with the Merger.

Article III

Assumption of employee benefit and compensation plan and other contracts

Section 3.01         Assumption of Equity Plan.

At the Effective Time, CAAS Cayman shall assume all of the rights and obligations of CAAS under the Stock Plan (the “Assumed Equity Plan”). To the extent the Stock Plan or any applicable agreement relating thereto provides for the issuance, delivery or purchase of, or otherwise relates to, CAAS Common Stock, from and after the Effective Time, the Stock Plan or applicable agreement shall be deemed to have been amended to provide for the issuance, or purchase of, or otherwise relate to, CAAS Cayman Ordinary Shares, and all options or awards issued, or benefits available or based upon the value of a specified number of shares of CAAS Common Stock, under the Stock Plan after the Effective Time shall entitle the holder thereof to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, an equivalent number of CAAS Cayman Ordinary Shares in accordance with the terms of the Stock Plan and any applicable agreement relating thereto. The outstanding options or other awards or benefits available under the terms of the Stock Plan at and following the Effective Time shall, to the extent permitted by law and otherwise reasonably practicable, otherwise be exercisable, payable, issuable or available upon the same terms and conditions as under the Stock Plan and the agreements relating thereto immediately prior to the Effective Time. Other than as set forth above, the Merger will not affect the underlying terms or conditions of any outstanding equity awards, which shall remain subject to their original terms and conditions.

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Section 3.02         Assumption of Benefit Plans.

At the Effective Time, the obligations of CAAS under or with respect to every plan, trust, program and benefit then in effect or administered by CAAS for the benefit of the directors, officers and employees of CAAS or any of its subsidiaries (collectively, the “Assumed Benefit Plans” and, together with the Assumed Equity Plan, the “Assumed Plans”) shall become the lawful obligations of CAAS Cayman and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, CAAS Cayman hereby expressly adopts and assumes all obligations of CAAS under the Assumed Plans.

Section 3.03         Assumption of Contracts.

At the Effective Time, the obligations of CAAS under or with respect to contracts or agreements (collectively, the “Assumed Contracts”) shall become the lawful obligations of CAAS Cayman and shall be performed in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, CAAS Cayman hereby expressly adopts and assumes all obligations of CAAS under the Assumed Contracts.

Section 3.04         Other Actions.

Such amendments or other actions that are deemed necessary or appropriate by CAAS and CAAS Cayman to effect the Merger, including to facilitate the assumption by CAAS Cayman of the Assumed Plans and the Assumed Contracts, and any other amendments or actions that CAAS and CAAS Cayman shall deem advisable, shall be adopted and entered into with respect to the Assumed Plans, the Assumed Contracts and any other arrangements between CAAS and its directors, officers and employees.

Article IV

CONDITIONS TO THE MERGER

The respective obligations of each Party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

(a)         Shareholder Approval. This Agreement, the Plan of Merger and the Merger shall have been authorized and approved by the affirmative vote of holders owning a majority of the issued and outstanding shares of CAAS Common Stock entitled to vote thereon at the record date for such actions as set by the CAAS Board.

(b)         No Injunction. Neither Party hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the Cayman Islands or any other country that prohibits the consummation of the Merger.

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(c)          Effective Registration Statement. The registration statement on Form F-4 filed with the Securities and Exchange Commission by CAAS Cayman in connection with the offer and issuance of the CAAS Cayman Ordinary Shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

(d)         Nasdaq Listing. The CAAS Cayman Ordinary Shares to be issued pursuant to the Merger shall have been authorized for listing on the NASDAQ Stock Market, subject to official notice of issuance and satisfaction of other standard conditions.

(e)         Consents and Authorization. Other than the filing of the Plan of Merger provided for under Article I, all material prior consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of CAAS, CAAS Cayman, or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby shall have been obtained, made and delivered, respectively.

(f)          Representations, Warranties and Covenants.  The representations and warranties of the Parties set forth herein shall be true and correct in all material respects, and the covenants of the Parties set forth herein (other than those to be performed after the Effective Time) shall have been performed in all material respects.

Article V

TERMINATION

Section 5.01         Termination.

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of CAAS, by action of the CAAS Board.

Section 5.02         Effect of Termination.

In the event of termination of this Agreement as provided in Section 5.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CAAS or CAAS Cayman.

Article VI

covenants

Section 6.01         Rule 16b-3 Approval.

CAAS and CAAS Cayman shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 2.01 and any other dispositions of CAAS equity securities (including derivative securities) or acquisitions of CAAS Cayman equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of CAAS, or (ii) at the Effective Time, is or will become a director or officer of CAAS Cayman, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

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Section 6.02         Further Assurances.

Each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

Article VII

GENERAL PROVISIONS

Section 7.01         Amendment.

This Agreement may be amended by the Parties hereto at any time before or after any required approval or adoption by the stockholders of CAAS of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment hereto requiring further approval or adoption by such stockholders under applicable law until such further approval or adoption is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

Section 7.02         Waiver.

At any time prior to the Effective Time, the Parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement, to the extent not prohibited under applicable law. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 7.03         Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article III (the “Third Party Provisions”), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced only by the specifically intended beneficiaries thereof.

Section 7.04         Entire Agreement.

This Agreement and any documents delivered by the Parties in connection herewith constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the Parties with respect thereto.

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Section 7.05         Governing Law; Dispute Resolution.

(a)         To the fullest extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

(b)         Each of the Parties hereto hereby (i) expressly and irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and (v) agrees that each of the other Party shall have the right to bring any action or proceeding for enforcement of a judgment entered by the state courts of the Delaware Court of Chancery, any other court of the State of Delaware or any federal court sitting in the State of Delaware.

Section 7.06         Counterparts.

This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by both of the Parties hereto.

Section 7.07         Severability.

If any provision of this Agreement is determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, CAAS and CAAS Cayman have caused this Agreement to be executed as of the date first written above by their respective directors or officers thereunto duly authorized.

China Automotive Systems, Inc.

By:	/s/ Hanlin Chen
	Name:	Hanlin Chen
	Title:	Chairman of the Board

CHINA AUTOMOTIVE SYSTEMS HOLDINGS, INC.

By:	/s/ Hanlin Chen
	Name:	Hanlin Chen
	Title:	Director

[Signature Page to Agreement and Plan of Merger]

ANNEX A

FORM OF PLAN OF MERGER

THIS PLAN OF MERGER is made on June 26, 2025

BETWEEN

(1)            China Automotive Systems, Inc., a Delaware corporation (“Merging Company”); and

(2)            China Automotive Systems Holdings, Inc., an exempted company incorporated under the laws of the Cayman Islands on 29 August 2024, with its registered office at the offices of Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company” or the “Surviving Company” and together with Merging Company, the “Constituent Companies”).

WHEREAS

(a)            Merging Company and the Company have agreed to merge (the “Merger”) on the terms and conditions contained or referred to in an Agreement and Plan of Merger (the “Agreement”) dated as of June 26, 2025 by and between Merging Company and the Company, a copy of which is attached as Appendix I to this Plan of Merger and under the provisions of Part 16 of the Companies Act (As Revised) of the Cayman Islands (the “Companies Act”), pursuant to which Merging Company will merge with and into the Company and cease to exist, and the Company will continue as the surviving company in the Merger.

(b)           This Plan of Merger is made in accordance with section 237 of the Companies Act.

(c)           Terms used in this Plan of Merger and not otherwise defined in this Plan of Merger shall have the meanings given to them in the Agreement.

WITNESSETH

CONSTITUENT COMPANIES

1.              The constituent companies (as defined in the Companies Act) to the Merger are Merging Company and the Company.

NAME OF THE SURVIVING COMPANY

2.              The surviving company (as defined in the Companies Act) is the Surviving Company and its name shall be China Automotive Systems, Inc.

REGISTERED OFFICE

3.              The Surviving Company shall have its registered office at Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

AUTHORIZED AND ISSUED SHARE CAPITAL

4.              Immediately prior to the Effective Time (as defined below) the authorized share capital of Merging Company was 80,000,000 shares of common stock of US$0.0001 par value per share and 20,000,000 shares of preferred stock of US$0.0001 par value per share, of which [●] shares of common stock have been issued and outstanding.

5.              Immediately prior to the Effective Time, the authorized share capital of the Company is US$50,000 divided into 50,000,000 ordinary shares of US$0.001 par value per share, of which one ordinary share has been issued.

6.              At the Effective Time, the authorized share capital of the Surviving Company shall be US$50,000 divided into 50,000,000 ordinary shares of US$0.001 par value per share.

7.              At the Effective Time, and in accordance with the terms and conditions of the Agreement:

(a)           each share of common stock issued and outstanding in the Merging Company at the Effective Time shall be converted into or exchanged for one ordinary share of par value US$0.001 of the Surviving Company (which shall be issued by the Surviving Company credited as fully paid); and

(b)           immediately after the issue of ordinary shares pursuant to section 7(a) above, the one ordinary share of par value US$0.001 issued and outstanding in the Company and held by the Merging Company immediately prior to the Effective Time shall be cancelled, and no consideration shall be paid or payable to the holder of such share.

8.             At the Effective Time, the rights and restrictions attaching to the ordinary shares of the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form attached as Appendix II to this Plan of Merger.

EFFECTIVE TIME

9.             The Merger shall take effect on June 26, 2025 (the “Effective Time”).

PROPERTY

10.            At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges, or security interests and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

MEMORANDUM AND ARTICLES OF ASSOCIATION

11.            The Memorandum and Articles of Association of the Surviving Company shall be amended and restated by their deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form attached as Appendix II to this Plan of Merger at the Effective Time.

DIRECTORS BENEFITS

12.            There are no amounts or benefits payable to the directors of the Constituent Companies on the Merger becoming effective.

DIRECTORS AND OFFICERS OF THE SURVIVING COMPANY

13.            The names and addresses of the directors of the Surviving Company are as follows:

NAME	ADDRESS
Hanlin Chen, as the chairman of the board of directors	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Tao Liu, as an independent director and the chairman of the compensation committee, and a member of the audit committee and the nominating committee	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Guangxun Xu, as an independent director and the chairman of both the audit committee and the nominating committee, and a member of the compensation committee	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Robert Wei Cheng Tung, as an independent director and a member of the audit committee, the nominating committee and the compensation committee	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Qizhou Wu, as a director	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China

14.            The names and addresses of the officers of the Surviving Company are as follows:

NAME	ADDRESS
Qizhou Wu, as the chief executive officer	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Jie Li, as the chief financial officer	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China

Andy Tse, as the senior vice president	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China
Haimian Cai, as the vice president	c/o Henglong USA Corporation, 2546 Elliott Drive, Troy, Michigan 48083 USA
Henry Chen, as the vice president	c/o China Automotive Systems, Inc., D8 Henglong Building, Optics Valley Software Park, No. 1 Guanshan First Avenue, Wuhan City, Hubei Province, the People’s Republic of China

SECURED CREDITORS

15.           (a)           The Merging Company has no secured creditors and has not granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

                (b)           The Company has no secured creditors and has not granted any fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

RIGHT OF TERMINATION

16.            This Plan of Merger may be terminated by the board of directors of the Merging Company pursuant to the terms and conditions of the Agreement at any time prior to the Effective Time.

AMENDMENTS

17.            At any time prior to the Effective Time, this Plan of Merger may be amended by the director of the Company and the board of directors of the Merging Company in accordance with Section 235(1) of the Companies Act, including to effect any other changes to this Plan of Merger which the directors of both the Surviving Company and Merging Company deem advisable, provided, that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or Merging Company, as determined by the directors of both the Surviving Company and Merging Company, respectively.

APPROVAL AND AUTHORIZATION

18.            This Plan of Merger has been approved by the sole director of the Company pursuant to section 233(3) of the Companies Act.

19.            This Plan of Merger has been authorized by the sole shareholder of the Company pursuant to section 233(6) of the Companies Act.

20.           All necessary approvals have been obtained from the directors and stockholders of the Merging Company pursuant to the Delaware General Corporate Law.

COUNTERPARTS

21.            This Plan of Merger may be executed by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

GOVERNING LAW

22.            This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

In witness whereof, the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

For and on behalf of China Automotive Systems, Inc.:

Name: Hanlin Chen
Title: Chairman of the Board

For and on behalf of China Automotive Systems Holdings, Inc.:

Name: Hanlin Chen
Title: Director

APPENDIX I

(the Agreement)

APPENDIX II

(Amended and Restated Memorandum and Articles of Association of the Surviving Company)

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

China Automotive Systems, Inc.

(adopted by a Special Resolution dated [*], 2025 and effective on [*], 2025)

1.	The name of the Company is China Automotive Systems, Inc.

2.	The Registered Office of the Company will be situated at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other location within the Cayman Islands as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Act.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of each Shareholder is limited to the amount, if any, unpaid on the Shares held by such Shareholder.

7.	The authorized share capital of the Company is US$50,000 divided into 50,000,000 shares of a par value of US$0.001 each. Subject to the Companies Act and the Articles, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorized share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company has the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdictions.

9.	Capitalized terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles.

THE COMPANIES ACT (AS REVISED) OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

China Automotive Systems, Inc.

(adopted by a Special Resolution dated [*], 2025 and effective on [*], 2025)

TABLE A

The regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate”

means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;
“Board” or “Board of Directors”	means the board of directors of the Company;
“Chairperson”	means the chairperson of the Board;
“Commission”	means the Securities and Exchange Commission of the United States or any other federal agency for the time being administering the Securities Act;
“Communication Facilities”

means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and being heard by each other;

“Companies Act”	means the Companies Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;
“Company”	means China Automotive Systems, Inc., a Cayman Islands exempted company;
“Company’s Website”

means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company in connection or which has otherwise been notified to the Shareholders;

“Designated Stock Exchange”	means NASDAQ or any other internationally recognized stock exchange on which any securities of the Company are listed for the time being;
“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the listing of any securities of the Company on the Designated Stock Exchange;
“Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a Board or as a committee thereof;
“electronic”	has the meaning given to it in the Electronic Transactions Act;
“electronic communication”

means electronic posting to the Company’s Website, electronic transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“electronic record”	has the meaning given to it in the Electronic Transactions Act;
“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;
“Memorandum of Association”	means the memorandum of association of the Company, as amended or substituted from time to time;
“Ordinary Resolution”

means a resolution:

(a)   passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company held in accordance with these Articles; or

(b)  approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of such Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;
“Person”

means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Present”

means in respect of any Person, such Person’s presence at a general meeting of Shareholders (or any meeting of the holders of any class of Shares), which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorized representative (or, in the case of any Shareholder, a proxy which has been validly appointed by such Shareholder in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities;

“Register”	means the Register of Members of the Company maintained in accordance with the Companies Act;
“Registered Office”	means the registered office of the Company as required by the Companies Act;
“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;
“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;
“Securities Act”

means the Securities Act of 1933 of the United States, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Share”

means a share of a par value of US$0.001 each in the capital of the Company, and having the rights, preferences, privileges and restrictions provided for in the Memorandum of Association and these Articles. All references to “Shares” herein shall be deemed to be Shares of any or all classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

“Shareholder”	means a Person who is registered as a holder of one or more Shares in the Register;
“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Act;
“signed”

means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

“Special Resolution”

means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)   passed by not less than two-thirds of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b)  approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of such Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Companies Act;
“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and
“Virtual Meeting”	means any general meeting of the Shareholders (or any meeting of the holders of any class of Shares) at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairperson of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(h)	any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(i)	any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

(j)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

3.	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be conducted as the Directors see fit.

5.	The Registered Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortized over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.	The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office.

SHARES

8.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Shareholders, cause the Company to:

(a)	issue, allot and dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)	grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

(c)	grant options with respect to Shares and issue warrants, convertible securities or similar instruments conferring the right upon the holders thereof to subscribe for, purchase or receive any Shares or securities in the capital of the Company on such terms as it may from time to time determine.

9.	The Directors or the Shareholders by Ordinary Resolution may authorize the division of Shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate. Notwithstanding Article 12, the Directors may issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the Shareholders; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Shareholders upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof,

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Company shall not issue Shares to bearer.

10.	The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.	Whenever the capital of the Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued Shares of that class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third (1/3) of the issued Shares of the relevant class (provided that if at any adjourned meeting of such holders a quorum as above defined is not Present, those Shareholders who are Present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that class, every Shareholder of that class shall on a poll have one (1) vote for each Share of that class held by him. For the purposes of this Article the Directors may treat all classes or any two or more classes as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes.

13.	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any class by the Company. The rights of the holders of Shares shall not be deemed to be materially and adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

CERTIFICATES

14.	The Shares will be issued in fully registered, book-entry form. Certificates will not be issued unless the Directors determine otherwise. All share certificates (if any) shall specify the Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Shareholder entitled thereto at the Shareholder’s registered address as appearing in the Register.

15.	Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

16.	Any two or more certificates representing Shares of any one class held by any Shareholder may at the Shareholder’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one dollar (US$1.00) or such smaller sum as the Directors shall determine.

17.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Shareholder upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

18.	In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

19.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

20.	The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it, including but not limited to dividends.

21.	The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

22.	For giving effect to any such sale, the Directors may authorize a Person to transfer the Shares sold to the purchaser thereof. The purchaser or the purchaser’s nominee shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

23.	The proceeds of the sale after deduction of expenses, fees and commissions incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

24.	Subject to the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen (14) calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

25.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

26.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent (8%) per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

27.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

28.	The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

29.	The Directors may, if they think fit, receive from any Shareholder willing to advance all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent (8%) per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Shareholder paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

30.	If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

31.	The notice shall name a further day (not earlier than the expiration of fourteen calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

32.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

33.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

34.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

35.	A certificate in writing under the hand of a Director that a Share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

36.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favor of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

37.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

38.	Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant securities laws, any Shareholder may transfer all or any Shares by an instrument of transfer of any Share in writing and in any usual or common form or in a form prescribed by the Designated Stock Exchange or in such other form as the Directors may, in their absolute discretion, approve. The instrument of transfer shall be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

39.	(a) Subject to the rules of any Designated Stock Exchange on which the Shares in question may be listed and to any rights and restrictions for the time being attached to any Share, the Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien. The Directors may also decline to register any transfer of a Share if such transfer would breach or cause a breach of: (i) the rules of any Designated Stock Exchange on which the Shares may be listed; or (ii) applicable law or regulation.

(b) The Directors may also decline to register any transfer of any Share unless:

(i)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of Shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(v)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

40.	The registration of transfers may, on fourteen (14) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Designated Stock Exchange Rules, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty (30) calendar days in any calendar year.

41.	All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within two (2) calendar months after the date on which the instrument of transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee, including the relevant reason for such refusal.

TRANSMISSION OF SHARES

42.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognized by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognized by the Company as having any title to the Share.

43.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

44.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety (90) calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS

45.	The Company shall be entitled to charge a fee not exceeding one U.S. dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

ALTERATION OF SHARE CAPITAL

46.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such classes and amount, as the resolution shall prescribe.

47.	The Company may by Ordinary Resolution:

(a)	increase its share capital by new Shares of such amount as it thinks expedient;

(b)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(c)	subdivide its Shares, or any of them, into Shares of an amount smaller than that fixed by the Memorandum of Association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

48.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

49.	Subject to the provisions of the Companies Act and these Articles, the Company may:

(a)	issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by either the Board or by the Shareholders by Ordinary Resolution;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner and terms as have been approved by the Board or by the Shareholders by Ordinary Resolution, or are otherwise authorized by these Articles; and

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of its capital, profits or the proceeds of a fresh issue of Shares.

50.	The redemption or purchase of any Share shall not oblige the Company to redeem or purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

51.	The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

52.	Unless the Directors determine otherwise, any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

53.	The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

54.	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

55.	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

56.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Shareholders on a winding up) may be declared or paid in respect of a Treasury Share.

57.	Treasury Shares and other Shares that are owned by the Company (but not by any of its subsidiaries) shall not be voted, directly or indirectly, at any general meeting and shall not be counted in determining the total number of issued and outstanding Shares at any given time.

GENERAL MEETINGS

58.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

59.	(a) The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

(b) At these meetings the report of the Directors (if any) shall be presented.

60.	(a) The Chairperson or the Directors (acting by a resolution of the Board) may call general meetings, and they shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b) A Shareholders’ requisition is a requisition of Shareholders holding at the date of deposit of the requisition Shares which carry in aggregate not less than one-third (1/3) of all votes attaching to all issued and outstanding Shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the Company.

(c) The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

(d) If there are no Directors as at the date of the deposit of the Shareholders’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-third (1/3) of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three (3) calendar months after the expiration of the said twenty-one (21) calendar days.

(e) A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

61.	At least seven (7) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all the Shareholders (or their proxies) entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by at least seventy-five percent (75%) of the Shareholders having a right to attend and vote at the meeting.

62.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

63.	No business except for the appointment of a chairperson for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is Present at the time when the meeting proceeds to business. One or more Shareholders who together hold Shares which carry in aggregate not less than one-third (1/3) of the total voting rights of all the paid up voting share capital of the Company entitled to vote at such meeting Present shall be a quorum for all purposes.

64.	If within half an hour from the time appointed for the meeting a quorum is not Present, the meeting shall be dissolved.

65.	If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, attendance and participation in any general meeting of the Company may be by means of Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communication Facilities will be utilized (including any Virtual Meeting) must disclose the Communication Facilities that will be used, including the procedures to be followed by any Shareholder or other participant of the meeting who wishes to utilize such Communication Facilities for the purposes of attending and participating in such meeting, including attending and casting any vote thereat.

66.	The Chairperson, if any, shall preside as chairperson at every general meeting of the Company. If there is no such Chairperson, or if at any general meeting he is not Present within fifteen (15) minutes after the time appointed for holding the meeting or is unwilling to act as chairperson of the meeting, any Director or Person nominated by the Directors shall preside as chairperson of that meeting, failing which the Shareholders Present shall choose any Person Present to be chairperson of that meeting.

67.	The chairperson of any general meeting (including any Virtual Meeting) shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairperson of such general meeting, in which event the following provisions shall apply:

67.1	The chairperson of the meeting shall be deemed to be Present at the meeting; and

67.2	If the Communication Facilities are interrupted or fail for any reason to enable the chairperson of the meeting to hear and be heard by all other Persons participating in the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as chairperson of the meeting for the remainder of the meeting; provided that if no other Director is Present at the meeting, or if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board of Directors.

68.	The chairperson of the meeting may with the consent of any general meeting at which a quorum is Present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for fourteen (14) calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

69.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

70.	At any general meeting a resolution put to the vote of the meeting shall be decided by way of a poll and not on a show of hands.

71.	A poll shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting.

72.	All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act. In the case of an equality of votes, the chairperson of the meeting shall be entitled to a second or casting vote.

VOTES OF SHAREHOLDERS

73.	Subject to any rights and restrictions for the time being attached to any Share, every Shareholder Present at the meeting shall have one (1) vote for each Ordinary Share of which he is the holder.

74.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorized representative or proxy) shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

75.	Shares carrying the right to vote that are held by a Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may be voted by his committee or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote in respect of such Shares by proxy.

76.	No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

77.	On a poll, votes may be given either personally or by proxy.

78.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Shareholder.

79.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

80.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)	not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of a poll taken more than forty-eight (48) hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty-four (24) hours before the time appointed for the taking of the poll; or

(c)	where the poll is not taken forthwith but is taken not more than forty-eight (48) hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairperson of the meeting or to the secretary or to any Director;

provided that the Directors may in the notice convening the meeting, or in any instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited at such other time (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairperson of the meeting may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

81.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

82.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

83.	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorize such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a class or of the Directors or of a committee of Directors, and the Person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DEPOSITARY AND CLEARING HOUSES

84.	If a recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Shareholder of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorize such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of Shareholders, provided that, if more than one Person is so authorized, the authorization shall specify the number and class of Shares in respect of which each such Person is so authorized. A Person so authorized pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Shareholder holding the number and class of Shares specified in such authorization.

DIRECTORS

85.	(a) Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than three Directors, the exact number of Directors to be determined from time to time by the Board of Directors.

(b) The Board of Directors shall elect and appoint a Chairperson by a majority of the Directors then in office, and the period for which the Chairperson will hold office will also be determined by a majority of all of the Directors then in office. The Chairperson shall preside as chairperson at every meeting of the Board of Directors. To the extent the Chairperson is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairperson of the meeting.

(c) The Company may by Ordinary Resolution appoint any person to be a Director.

(d) The Board may, by the affirmative vote of a simple majority of the Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board, or as an addition to the existing Board.

(e) An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

86.	A Director may be removed from office by Ordinary Resolution, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting.

87.	The Board may, from time to time, and except as required by applicable law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

88.	A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Shareholder of the Company shall nevertheless be entitled to attend and speak at general meetings.

89.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

90.	The Directors shall be entitled to be paid for their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

ALTERNATE DIRECTOR OR PROXY

91.	Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director and shall not be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

92.	Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairperson of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

93.	Subject to the Companies Act, these Articles and any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

94.	Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer and chief financial officer, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

95.	The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Shareholders by Ordinary Resolution.

96.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

97.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorized signatory (any such Person being an “Attorney” or “Authorized Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorized Signatory as the Directors may think fit, and may also authorize any such Attorney or Authorized Signatory to delegate all or any of the powers, authorities and discretion vested in him.

98.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

99.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

100.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

101.	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

102.	The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

103.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

104.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

105.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

106.	The office of a Director shall be vacated, if the Director:

(a)	becomes prohibited by applicable law from being a Director;

(b)	becomes bankrupt or makes any arrangement or composition with his creditors;

(c)	dies or is found to be or becomes of unsound mind;

(d)	resigns his office by notice in writing to the Company;

(e)	without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board (excluding the absent Director) resolves that his office be vacated; or

(f)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

107.	The Directors may meet together (either within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one (1) vote. In case of an equality of votes the chairperson of the meeting shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

108.	A Director may participate in any meeting of the Board of Directors, or of any committee appointed by the Directors of which such Director is a member, by means of Communication Facilities and such participation shall be deemed to constitute presence in person at the meeting.

109.	The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, if there be two or more Directors the quorum shall be a majority of Directors then in office, and if there be one Director the quorum shall be one. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

110.	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairperson of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

111.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

112.	Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.

113.	The Directors shall cause minutes to be made for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

114.	When the chairperson of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

115.	A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

116.	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

117.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairperson of its meetings. If no such chairperson is elected, or if at any meeting such chairperson is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their members to be chairperson of the meeting.

118.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairperson shall have a second or casting vote.

119.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

120.	A Director who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairperson or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

DIVIDENDS

121.	Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor.

122.	Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

123.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors, be applicable for meeting contingencies or for equalizing dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

124.	Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

125.	The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

126.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest (where applicable), be treated for the purposes of this Article as paid on the Share.

127.	If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

128.	No dividend shall bear interest against the Company.

129.	Any dividend unclaimed after a period of six (6) calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

130.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

131.	The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

132.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by law or authorized by the Directors or by Special Resolution.

133.	The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

134.	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

135.	Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

136.	The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Shareholders.

137.	The Directors in each calendar year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALIZATION OF RESERVES

138.	Subject to the Companies Act, the Directors may:

(a)	resolve to capitalize an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), which is available for distribution;

(b)	appropriate the sum resolved to be capitalized to the Shareholders in proportion to the nominal amount of the Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorize a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalization, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalized) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

SHARE PREMIUM ACCOUNT

139.	The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

140.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

NOTICES

141.	Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or a recognized courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

142.	Notices sent from one country to another shall be sent or forwarded by prepaid airmail or a recognized courier service.

143.	Any Shareholder Present at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

144.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five (5) calendar days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognized courier service, shall be deemed to have been served forty-eight (48) hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

145.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

146.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION

147.	Subject to the relevant laws, rules and regulations applicable to the Company, no Shareholder shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Shareholders to communicate to the public.

148.	Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Shareholders including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

149.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

150.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.

FINANCIAL YEAR

151.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each calendar year and shall begin on January 1st in each calendar year.

NON-RECOGNITION OF TRUSTS

152.	No Person shall be recognized by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

WINDING UP

153.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Shareholders in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and subject to Article 154, determine how the division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any asset upon which there is a liability.

154.	If the Company shall be wound up, and the assets available for distribution amongst the Shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Shareholders in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Shareholders in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

155.	Subject to the Companies Act, the Company may at any time and from time to time by Special Resolution alter or amend the Memorandum of Association or these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

156.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case thirty (30) calendar days in any calendar year.

157.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety (90) calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

158.	If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

159.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE

160.	The Directors, or any service providers (including the officers, the Secretary and the registered office provider of the Company) specifically authorized by the Directors, shall be entitled to disclose to any regulatory or judicial authority or to any stock exchange on which securities of the Company may from time to time be listed any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

MERGERS AND CONSOLIDATION

161.	The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

EXCLUSIVE FORUM

162.	Subject to Article 163, unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim related to the Company (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with these Articles or otherwise, including any questions regarding the existence, validity, formation or termination of any dispute, controversy or claim related to the Company. For the avoidance of doubt and without limiting the jurisdiction of the Cayman Courts to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, or other employee of the Company to the Company or the Shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or these Articles including but not limited to any purchase or acquisition of Shares, security, or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company which if brought in the United States would be a claim arising under the internal affairs doctrine (as such concept is recognized under the laws of the United States from time to time).

163.	Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company. Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company shall be deemed to have notice of and consented to the provisions of this Article and Article 162 above. Without prejudice to the foregoing, if any part of this Article and Article 162 is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected and this Article and Article 162 shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to the intention of the Company.